UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 13, 2020

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value	HOS	New York Stock Exchange
Common Stock, $0.01 par value	HOSS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Hornbeck Offshore Services, Inc. (NYSE:HOS, OTCQB:HOSS) (the “Company”) announced today that the Company and certain of its subsidiaries entered into a restructuring support agreement (the “Restructuring Support Agreement”) (effective April 13, 2020) with secured lenders holding approximately 83% of the Company’s aggregate secured indebtedness and unsecured noteholders holding approximately 79% of the Company’s aggregate unsecured notes outstanding related to a balance sheet restructuring of the Company to be implemented in the coming weeks through a voluntary pre-packaged Chapter 11 case in the United States Bankruptcy Court for the Southern District of Texas.

The parties to the Restructuring Support Agreement agreed to certain customary terms and conditions including certain milestone dates, which milestones may be extended with the consent of the holders of a requisite amount of secured and unsecured indebtedness and the Company. By the consent of such holders and the Company, the milestone date for commencement of solicitation of the Plan (as defined in the Restructuring Support Agreement) was extended to April 23, 2020 and the milestone date for the commencement of the Chapter 11 Cases (as defined in the Restructuring Support Agreement) was extended to April 30, 2020.

The foregoing description of the Restructuring Support Agreement is a summary only, is not necessarily complete, and is qualified in its entirety by reference to the Restructuring Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

Restructuring Support Agreement

A copy of the press release announcing the Restructuring Support Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

NYSE Delisting

On April 13, 2020, the Company notified the staff of the New York Stock Exchange (the “NYSE”) of the Company’s withdrawal of its appeal of the notice of proceedings to delist the Company’s common stock from the NYSE due to its non-compliance with the NYSE’s continued listing standards.

The Company’s common stock is presently traded on the OTCQB Marketplace under the symbol “HOSS”.

Cleansing Materials

In connection with the Company’s ongoing discussions with certain parties regarding the pre-packaged Chapter 11 reorganization, the Company is making a public disclosure of the materials attached hereto as Exhibit 99.2 which contain information related to the pre-packaged Chapter 11 reorganization.

The information in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Forward-Looking Statements

This communication contains forward-looking statements, including, in particular, statements about the term and the provisions of the Restructuring Support Agreement and the contemplated pre-packaged Chapter 11 reorganization. These statements are based on the Company’s current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Restructuring Support Agreement dated as of April 13, 2020 by and among the Company, certain of its subsidiaries, and certain of its secured lenders and unsecured noteholders.

99.1	Press Release of Hornbeck Offshore Services, Inc., dated April 14, 2020, titled “Hornbeck Offshore Enters Into Restructuring Support Agreement for Comprehensive Balance Sheet Restructuring.”
99.2	Certain Cleansing Materials Provided in Accordance with Terms of Confidentiality Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: April 14, 2020	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer